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                                                                     Exhibit 5.1


                                                           Deloitte & Touche LLP
                                                           BCE Place
                                                           181 Bay Street
                                                           Suite 1400
                                                           Toronto ON M5J 2V1
                                                           Canada

                                                           Tel: (416) 601-6150
                                                           Fax: (416) 601-6590
                                                           www.deloitte.ca

         CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-9 of our report dated November 30, 2005, relating to the consolidated financial statements of Royal Bank of Canada appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




By: /s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants


Toronto, Canada
December 21, 2005